Exhibit 99.1

FOR IMMEDIATE RELEASE

Symbotic Provides Update to Restatement of Fiscal Year 2024 Financial Results and First Quarter of Fiscal Year 2025 Outlook

Symbotic to Delay Form 10-K Filing for Fiscal Year 2024

Wilmington, Massachusetts (November 27, 2024) — Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, today announced that it has filed a Notification of Late Filing on Form 12b-25 with respect to the Annual Report on Form 10-K for the fiscal year ended September 28, 2024.

Symbotic has determined that it is unable to file its Annual Report on Form 10-K for the fiscal year ended September 28, 2024 by the prescribed filing due date, without unreasonable effort or expense, because the Company requires additional time to complete its assessment of the financial impacts of correcting an error related to system revenue recognition and the impacts of that error on internal controls over financial reporting.

Management has identified in its preliminary assessment of internal control over financial reporting for the fiscal year ended September 28, 2024 certain material weaknesses. The Company is implementing measures designed to improve internal control over financial reporting to remediate these material weaknesses.

As disclosed on November 18, 2024 in its earnings press release, as Symbotic was reviewing its business processes and preparing its full year financial statements, the company identified occurrences during fiscal year 2024 where goods and services, primarily relating to specific milestone achievements, were expensed prior to the time that the corresponding milestones were achieved. This resulted in the acceleration of the recognition of cost of revenue. Given that Symbotic recognizes revenue on a percentage of completion basis, this resulted in the acceleration of recognition of revenue. As a result of identifying these occurrences, Symbotic’s earnings press release included restated financial results for the interim quarters of fiscal year 2024.

Subsequently, on November 25, 2024, Symbotic identified errors in its revenue recognition related to cost overruns that will not be billable on certain deployments, which additionally impacted system revenue recognized in the second, third, and fourth quarters of fiscal year 2024. As a result, gross profit, income (loss) before income tax, net income (loss) and adjusted EBITDA1 were also impacted. The company estimates the total impact of correcting these errors will be to lower system revenue, system gross profit, income (loss) before income tax, and adjusted EBITDA1 by $30 million to $40 million for fiscal year 2024 compared to the financial results released on November 18, 2024.

Additionally, Symbotic is also revising its outlook for the first quarter of fiscal year 2025 based on its analysis of these deployments. Symbotic now expects revenue of $480 million to $500 million, and adjusted EBITDA2 of $12 million to $16 million.

Symbotic will also be amending its Current Report on Form 8-K with respect to this matter to indicate that its financial results for fourth quarter and fiscal year 2024 (including those included in its earnings press release and supplemental presentation) issued on November 18, 2024 should no longer be relied upon. Symbotic is working diligently and expects to file the Form 10-K and the amended Quarterly Reports on Form 10-Q for the interim periods of fiscal year 2024 on or before the expiration of the fifteen-calendar day extension period.

[1]

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-GAAP financial measure as defined below under “Use of Non-GAAP Financial Information.” The impact of the error corrections on adjusted EBITDA and income (loss) before tax are expected to be the same. Symbotic is not able to provide a reconciliation of adjusted EBITDA to net loss because income tax expense cannot be reasonably predicted at this time.

[2]

Symbotic is not providing guidance for net loss, which is the most comparable GAAP financial measure to adjusted EBITDA, because information reconciling forward-looking adjusted EBITDA to net loss is unavailable to it without unreasonable effort. Symbotic is not able to provide a reconciliation of adjusted EBITDA to net loss because certain items required for such reconciliations are outside of Symbotic’s control and/or cannot be reasonably predicted, such as the provision for stock-based compensation.

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ABOUT SYMBOTIC

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.

USE OF NON-GAAP FINANCIAL INFORMATION

Symbotic reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release contains financial measures that are not recognized under U.S. GAAP (“non-GAAP financial measures”), including adjusted EBITDA. Symbotic defines adjusted EBITDA, a non-GAAP financial measure, as GAAP net loss excluding the following items: interest income; income taxes; depreciation and amortization; stock-based compensation; CEO transition charges; joint venture formation fees; restructuring charges; equity financing transaction costs; equity method investment; and other non-recurring items that may arise from time to time. These non-GAAP financial measures have limitations as an analytical tool as they do not have a standardized meaning prescribed by U.S. GAAP. The non-GAAP financial measures Symbotic uses may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies and, therefore, are unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP financial measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP financial measures should not be considered a substitute for, in isolation from, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. See notes (1) and (2) above for a discussion of the reasons why a reconciliation of adjusted EBITDA to net loss is not presented herein.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Symbotic’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements include, but are not limited to, statements about the ability of or expectations regarding Symbotic to:

•	maintain the listing of the Symbotic Class A Common Stock on Nasdaq;

•	comply with laws and regulations applicable to its business;

•	stay abreast of modified or new laws and regulations applying to its business;

•	successfully defend litigation;

•	issue equity securities in connection with future transactions;

•	meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;

•	timely and effectively remediate any material weaknesses in our internal control over financial reporting;

•	anticipate rapid technological changes; and

•	effectively respond to general economic and business conditions.

Forward-looking statements also include, but are not limited to, statements with respect to:

•	the future performance of our business and operations;

•	expectations regarding revenues, expenses, adjusted EBITDA and anticipated cash needs;

•	expectations regarding cash flow, liquidity and sources of funding;

•	expectations regarding capital expenditures;

•	the anticipated benefits of Symbotic’s leadership structure;

•	the effects of pending and future legislation;

•	business disruption;

•	disruption to the business due to Symbotic’s dependency on certain customers;

•	increasing competition in the warehouse automation industry;

•	any delays in the design, production or launch of our systems and products;

•	the failure to meet customers’ requirements under existing or future contracts or customer’s expectations as to price or pricing structure;

•	any defects in new products or enhancements to existing products;

•

the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of our new products and services and any changes in our product mix that shift too far into lower gross margin products; and

•	any consequences associated with joint ventures and legislative and regulatory actions and reforms.

Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 11, 2023, and Symbotic’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2024. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these forward-looking statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Symbotic has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Symbotic’s Annual Report on Form 10-K filed with the SEC on December 11, 2023, and Symbotic’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2024, and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from adding to our base of outsourcing partners; risks related to the GreenBox joint venture and the effects of pending and future legislation.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

INVESTOR RELATIONS CONTACT

Charlie Anderson

Vice President, Investor Relations & Corporate Development

ir@symbotic.com

MEDIA INQUIRIES

Kimberly Zminkowski

Director, Marketing

mediainquiry@symbotic.com

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